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EXHIBIT 10.31

GUARANTEE

        THIS GUARANTEE (this "Guarantee"), dated as of February 26, 2003, by UbiquiTel Inc., a Delaware corporation ("Parent") and parent company of UbiquiTel Operating Company ("Borrower"), and subsidiaries of Borrower VIA Holding Inc., a California corporation, VIA Wireless LLC, a California limited liability company, and VIA Building, LLC, a Nevada limited liability company (collectively with Parent, the "Guarantors"), is made in favor of the Purchasers of 14% Senior Unsecured Series B Notes of the Borrower pursuant to a Note Purchase Agreement among Borrower, Parent and the Purchasers dated of even date herewith (the "Purchase Agreement"). All capitalized terms set forth herein and not otherwise defined shall have the meanings as defined in the Purchase Agreement.

WITNESSETH:

        WHEREAS, contemporaneously herewith on the date hereof, Borrower has executed and delivered to the Purchasers the Series B Notes;

        WHEREAS, pursuant to Section 10.8 of the Purchase Agreement, the Guarantors are required to execute and deliver to the Purchasers this Guarantee pursuant to which the Guarantors shall jointly and severally unconditionally guarantee all of Borrower's Obligations (as defined below) under the Series B Notes on the terms and conditions set forth herein;

        WHEREAS, Borrower has agreed to make full and timely payments of principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the Series B Notes and the Purchase Agreement (collectively, the "Obligations"); and

        WHEREAS, Guarantors will benefit directly and indirectly from the purchase of the Series B Notes by Holders.

        NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guarantors covenant and agree for the equal and ratable benefit of the Purchasers of the Series B Notes as follows:

        1.    Agreement to Guarantee.    Each Guarantor hereby agrees, jointly and severally, to guarantee to each holder of a Series B Note (each, a "Holder" and collectively, "Holders"), irrespective of the validity and enforceability of the Purchase Agreement, the Series B Notes or the Obligations of Borrower thereunder, that:

          (a)  The principal of and interest on the Series B Notes shall be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of the Series B Notes to the extent lawful, and all Obligations shall be promptly paid in full or performed, all in accordance with the terms of the Series B Notes and the Purchase Agreement.

          (b)  In case of any extension of time of payment or renewal of any Series B Notes or other Obligations, that same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at state dmaturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors shall be jointly and severally obligated to pay the same immediately.

          (c)  The liability of Guarantors hereunder shall be unconditional and unlimited, irrespective of the validity, regularity or enforceability of the Series B Notes or the Purchase Agreement, the absence of any action to enforce the same, the recovery of any judgment against Borrower, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Guarantor. THIS GUARANTEE IS A CONTINUING

  GUARANTEE AND SURETYSHIP AGREEMENT AND SHALL CONTINUE IN FORCE UNTIL ALL OBLIGATIONS HAVE BEEN PAID OR SATISFIED IN FULL.

          (d)  The Guarantors each hereby waive diligence, presentment, demand of payment, filing of claims with a court in the event of bankruptcy or insolvency of the Borrower, any right to require a proceeding first against Borrower, protest, notice and all demands whatsoever.

          (e)  This Guarantee shall not be discharged except by complete performance of the Obligations contained in the Series B Notes and the Purchase Agreement.

          (f)    If any Holder is required by any court or otherwise to return to Borrower, the Guarantors, or any custodian, liquidator or other similar official acting in relation to either Borrower or the Guarantors, any amount paid by either to such Holder, this Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

          (g)  The Guarantor shall not be entitled to any right of subrogation in relation to the Holders in respect of any Obligations guaranteed hereby until payment in full of all Obligations guaranteed hereby.

          (h)  As between the Guarantors, on the one hand and, the Holders, on the other hand, (i) the maturity of the Obligations guaranteed hereby may be accelerated as provided in Section 14 of the Purchase Agreement for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Obligations guaranteed hereby, and (ii) in the event of any declaration of acceleration of such Obligations as provided in Section 14 of the Purchase Agreement, such Obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of this Guarantee.

          (i)    The Guarantors shall have the right to seek contribution from a non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Guarantee.

          (j)    Notwithstanding the foregoing, in the event that this Guarantee would constitute or result in a violation of any applicable fraudulent conveyance or similar law of any relevant jurisdiction, the liability of the Guarantor under this Guarantee shall be reduced to the maximum amount permissible under such fraudulent conveyance or similar law.

        2.    Execution and Delivery.    Each Guarantor agrees that the Guarantees shall remain in full force and effect notwithstanding any failure to endorse on each Series B Note a notation of such Guarantee.

        3.    Guarantor Consolidation.    Nothing contained in herein, in the Purchase Agreement or in any of the Series B Notes (a) shall prevent any consolidation or merger of a Guarantor with or into Borrower or another Guarantor or with or into a Subsidiary of Borrower or any Guarantor hereafter created or acquired, provided that (i) immediately after giving effect to the transaction, no Event of Default exists under the Purchase Agreement, and (ii) such Subsidiary becomes a Guarantor hereunder, or (b) shall prevent any sale or conveyance of the property of a Guarantor as an entirety or substantially as an entirety to Borrower or another Guarantor or to a Subsidiary of Borrower or any Guarantor hereafter created or acquired, provided that (i) immediately after giving effect to the transaction, no Event of Default exists under the Purchase Agreement, and (ii) such Subsidiary becomes a Guarantor hereunder.

        4.    No Recourse Against Others.    No past, present or future director, member, officer, employee, incorporator, stockholder or agent of any Guarantor, as such, shall have any liability for any Obligations of Borrower or any Guarantor under the Series B Notes, the Purchase Agreement or this Guarantee or for any claim based on, in respect of, or by reason of, the Obligations or their creation. Each Holder by accepting a Series B Note waives and releases all such liability. This waiver and release are part of the consideration for issuance of the Series B Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the Commission that such a waiver is against public policy.

        5.    Governing Law.    This Guarantee shall be construed and enforced in accordance with and governed by the laws of the State of New York (other than any conflict of laws rules which might result in the application of the laws of any other jurisdiction).

        6.    Cumulative Remedies.    The rights, remedies, powers and privileges provided to Holder herein or in the Series B Notes or the Purchase Agreement shall not be deemed exclusive, but shall be cumulative and shall be in addition to any other rights, remedies, powers and privileges of Holder at law or in equity.

        7.    Delay or Omission Not Waiver.    Neither the failure nor any delay on the part of any Holder to exercise any right, remedy, power or privilege under the Series B Notes or the Purchase Agreement upon the occurrence of any Event of Default or otherwise shall operate as a waiver thereof or impair any such right, remedy, power or privilege. No waiver of any Event of Default shall affect any later Event of Default or shall impair any rights of any Holder. No single, partial or full exercise of any rights, remedies, powers and privileges by any Holder shall preclude further or other exercise thereof. No course of dealing between any Holder and Borrower or any Guarantor shall operate as or be deemed to constitute a waiver of such Holder's rights under the Series B Notes or the Purchase Agreement or affect the duties or obligations of Borrower or such Guarantor.

        8.    Effect of Headings.    The Section headings herein are for convenience only and shall not affect the construction hereof.

        9.    Severability.    The provisions of this Guarantee and the Series B Notes and the Purchase Agreement are deemed to be severable, and the invalidity or unenforceability of any provision shall not affect or impair the remaining provisions which shall continue in full force and effect.

        10.    Counterparts.    This Guarantee may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Guarantee by signing any such counterpart.

        11.    CONSENT TO JURISDICTION AND SERVICE OF PROCESS.    EACH OF THE PARTIES HEREBY AND EACH HOLDER CONSENTS TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE EASTERN DISTRICT OF PENNSYLVANIA OR MONTGOMERY COUNTY, PENNSYLVANIA AND IRREVOCABLY AGREES THAT, SUBJECT TO THE ELECTION, ALL ACTIONS OR PROCEEDINGS RELATING TO THIS GUARANTEE OR THE SERIES B NOTES SHALL BE LITIGATED IN SUCH COURTS. THE PARTIES ACCEPT FOR THEMSELVES AND IN CONNECTION WITH THEIR PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS AND WAIVE ANY DEFENSE OF FORUM NON CONVENIENS, AND IRREVOCABLY AGREE TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY (SUBJECT TO ANY APPEAL AVAILABLE WITH RESPECT TO SUCH JUDGMENT) IN CONNECTION WITH THIS GUARANTEE OR THE SERIES B NOTES. NOTHING HEREIN SHALL AFFECT THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

        12.    WAIVER OF JURY TRIAL.    EACH OF THE PARTIES HEREBY AND EACH HOLDER WAIVES THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS GUARANTEE OR THE SERIES B NOTES, OR ANY DEALINGS AMONG THEM RELATING TO THE SUBJECT MATTER OF THIS GUARANTEE. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS GUARANTEE, INCLUDING WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS GUARANTEE OR TO THE SERIES B NOTES. IN THE EVENT OF LITIGATION, THIS GUARANTEE MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL (WITHOUT A JURY) BY THE COURT.

        IN WITNESS WHEREOF, the parties hereto have caused this Guarantee to be duly executed as of the date first above written.

GUARANTORS:
UBIQUITEL INC.
By:	Name: Donald A. Harris Title: President and CEO
VIA HOLDING INC.
By:	Name: Donald A. Harris Title: President and CEO
VIA WIRELESS LLC
By:	Name: Donald A. Harris Title: President and CEO
VIA BUILDING, LLC
By:	Name: Donald A. Harris Title: President and CEO

ACCEPTED AND AGREED TO AS OF THE DATE FIRST ABOVE WRITTEN BY THE UNDERSIGNED HOLDERS:
BRU HOLDING CO., LLC
By:	Name: Bruce E. Toll Title: Member
CBT WIRELESS INVESTMENTS, L.L.C.
By:	Name: Peter Lucas Title: General Manager
By:	JOSEPH N. WALTER
BALLYSHANNON PARTNERS, L.P.
By:	Name: Bruce E. Terker Title: President of Ballyshannon Partners, Inc., General Partner
TRELLUS PARTNERS, L.P.
By:	Name: Adam Usdan Title: President of Trellus Management Company, LLC, General Partner

PORTER PARTNERS, L.P.
By:	Name: Jeffrey H. Porter Title: General Partner
TALKOT CROSSOVER FUND, L.P.
By:	Name: Thomas B. Akin Title: Managing General Partner
EXPRESS MARINE, INC.
By:	Name: Richard C. Walling, Jr. Title: Vice President
305 INVESTMENTS, L.P.
By:	Name: Richard C. Walling, Jr. Title: Managing Partner
By:	RICHARD C. WALLING, JR.
RUSSELL INVESTMENTS
By:	Name: John Russell Title: CEO

BALLYSHANNON FAMILY PARTNERSHIP, L.P.
By:	Name: Bruce E. Terker Title: President of Ballyshannon Partners, Inc., General Partner

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GUARANTEE
WITNESSETH